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                                                                    EXHIBIT 10.6
GRAPHIX ZONE, INC.
LETTER HEAD


February 26, 1997

Robert Shishino
10636 Equestrian Drive
Santa Ana, CA 92705

Dear Rob,

Congratulations!

Graphix Zone is pleased to offer you the position of Vice President Finance / Chief Financial Officer. In this capacity you will be responsible for all financial and administrative aspects of the Company.

Our offer is to pay you $5,416.66 per pay period (24 pay periods per year), as a base salary. In the event we should relocate within the next 18 months, we will offer you a monthly moving allowance or a monthly auto allowance.

Furthermore, we will recommend to our Board of Directors that you be granted stock options on 200,000 shares of common stock under our existing 1996 Stock Option Plan.

Medical, dental and visual benefits will be provided for you effective March 1, 1997.

Additionally, we will offer you a minimum of 3 months severance should you be terminated for any reason other than just cause.

Rob, I look forward to having you be a member of the Graphix Zone team.


Sincerely,


By: /S/ NORMAN BLOCK
--------------------
Norman Block
President

Accepted:

By: /s/ ROBERT SHISHINO                      February 26, 1997
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Robert Shishino                              Date